  As filed with the Securities and Exchange Commission on July 18, 1996

                                    Registration No.____________________

- ---------------------------------------------------------------------------
                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT

                             TCSI Corporation
          (Exact Name of Registrant as Specified in its Charter)

               NEVADA                              68-0140975
      (State of Incorporation)      (I.R.S. Employer Identification Number)

2121 Allston Way, Berkeley, California               94704
(Address of Principal Executive Office)            (Zip Code)

                TCSI CORPORATION 1991 STOCK INCENTIVE PLAN
                         (Full title of the plan)

                             Roger A. Strauch
                             2121 Allston Way
                        Berkeley, California 94704
                 (Name and address of agent for service)

                              (510) 649-3700
      (Telephone number, including area code, of agent for service)

                     Calculation of Registration Fee
- ---------------------------------------------------------------------------

    Title of       Amount to be     Proposed       Proposed    Amount of
Securities to be  Registered (1)    Maximum        Maximum    Registration
   Registered                    Offering Price   Aggregate       Fee
                                 Per Share (2)  Offering Price

  Common Stock      5,250,000        $19.80      $103,950,000  $35,845.00
                      Shares
- --------------------------------------------------------------------------

(1) The number of shares of Common Stock being registered is the maximum number of shares currently issuable under the TCSI Corporation 1991 Stock Incentive Plan.

(2) Estimated solely for the purpose of determining the registration fee and computed on the basis of Rule 457 (c).

                                 PART II

                       INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT

ITEM 3.   Incorporation of documents by Reference

     The following documents listed below are hereby incorporated by reference in this registration statement:

(a) The Annual Report of TCSI Corporation (the "Registrant") on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for its fiscal year ended December 31, 1995;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995;

(c) The description of the Registrant's Common Stock contained in its registration statement on Form 8-A filed on July 1, 1991 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed or to be filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.   Description of Securities.

     Not Applicable.

ITEM 5.   Interests of Named Experts and Counsel.

     Not Applicable.

ITEM 6.   Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statutes permits a corporation to indemnify and hold harmless any director or officer or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the Registrant's Articles of Incorporation and its Bylaws. The Registrant's Bylaws provide for broad indemnification of various persons, including its officers, directors, employees and corporate agents. In addition, the Registrant has approved and entered into indemnification agreements with each of its officers and directors which require that such persons be indemnified by the Registrant to the greatest extent permitted by the Nevada Law and the Registrant's Articles of Incorporation and Bylaws.

     The Registrant has purchased, and intends to maintain, insurance on behalf of the Registrant's officers and directors against any liability which may be asserted against, or expense which may be incurred by, such person in connection with the activities of the Registrant whether or not the Registrant would have the power to indemnify such person against such liability under the Registrant's Articles of Incorporation and Bylaws.

ITEM 7.   Exemption from Registration Claimed.

     Not Applicable.

ITEM 8.   Exhibits

   Exhibit                     Document
    Number                   Description
    ------ ---------------------------------------------------------------
     4.1 Teknekron Communications Systems, Inc. 1991 Stock Incentive Plan as amended February 28, 1992, incorporated herein by reference to Exhibit 4 of the Company's Registration Statement No. 33-57540 on Form S-8 filed on January 28, 1993.

     4.2 Amendment to Teknekron Communications Systems, Inc. 1991 Stock Incentive Plan, dated March 3, 1995, changing the name of the plan to TCSI Corporation 1991 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.2 of Form 10-K filed March 9, 1995.

     4.3 Amendment to TCSI Corporation 1991 Stock Incentive Plan dated December 8, 1995, incorporated herein by reference to Exhibit
           10.3 of Form 10-K filed March 25, 1996.

     4.4 Amendment to TCSI Corporation 1991 Stock Incentive Plan dated March 1, 1996, incorporated herein by reference to Exhibit 10.3 of Form 10-K filed March 25, 1996.

     5 Opinion of Bryan Cave LLP with respect to the legality of the securities being registered, including consent to the use of such opinion in the Registration Statement.

     23.1 Consent of Bryan Cave LLP (contained in their opinion filed as Exhibit 5).

     23.2  Consent of Independent Auditors

     24    Power of Attorney (included at Page 5)

ITEM 9.   Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Act and are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
     Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Roger A. Strauch and Paul A. Farmer, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 for TCSI Corporation and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California on July 18, 1996.

                    TCSI Corporation
                    (Registrant)


                    By:  /s/Roger A. Strauch
                         -----------------------------------------
                         Roger A. Strauch,
                         President and Chief Executive Officer
                         (Principal Executive Office)


                         /s/Paul A. Farmer
                         -----------------------------------------
                         Paul A. Farmer,
                         Vice President, Chief Financial Officer,
                         Secretary, and Treasurer
                         (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacities and on the dates indicated.

      Signature                    Title                         Date
      ---------                    -----                         ----


/s/Roger A. Strauch             Chairman of the Board       July 18, 1996
- -----------------------------   of Directors, President,
Roger A. Strauch                and Chief Executive Officer




/s/John C. Bolger               Director                    July 18, 1996
- -----------------------------
John C. Bolger



/s/William A. Hasler            Director                    July 18, 1996
- -----------------------------
William A. Hasler



/s/David G. Messerschmitt       Director                    July 18, 1996
- -----------------------------
David G. Messerschmitt, Ph.D.



/s/Daniel H. Miller             Director                    July 18, 1996
- -----------------------------
Daniel H. Miller



/s/Harvey E. Wagner             Director                    July 18, 1996
- -----------------------------
Harvey E. Wagner

                            INDEX TO EXHIBITS

                  Required by Item 601 of Regulation S-K

    Exhibit No.     Description of Item                         Page No.
    ----------      ------------------------------------------  --------

         5          Opinion of Bryan Cave LLP with respect         8
                    to the legality of the securities being
                    registered, including consent to the use of such opinion in the Registration Statement.

        23.1        Consent of Bryan Cave LLP (contained in        8
                    their opinion filed as Exhibit 5).

        23.2        Consent of Independent Auditors                10

         24         Power of Attorney                              5

                               Exhibit 23.1

                              BRYAN CAVE LLP
                          120 BROADWAY, SUITE 500
                    SANTA MONICA, CALIFORNIA 90401-2305
                              (310) 576-2100
                        FACSIMILE:  (310) 576-2200


                               July 18, 1996



TCSI Corporation
2121 Allston Way
Berkeley, California 94704

          Re:  TCSI 1991 Stock Incentive Plan

Gentlemen:

           You have advised us that you propose to file a Registration Statement on Form S-8 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 5,250,000 shares of Common Stock of TCSI Corporation (the "Company"), a Nevada corporation (the "Common Stock"). The Board of Directors of the Company adopted the 1991 Stock Incentive Plan (the "Plan"), which was approved by the shareholders of the Company on May 17, 1991. The Plan was recently amended by the Board of Directors and the amendment was approved by the shareholders on May 15, 1996. The Plan provides for the grant of stock options to purchase shares of the Company's Common Stock to employees of the Company selected by the Committee of the Board of Directors appointed to administer the Plan (the "Committee"). Options to acquire said Common Stock have been granted to certain employees of the Company, the exercise of which and the subsequent sale of the stock acquired upon such exercise shall be subject to such terms, conditions and restrictions as the Committee may determine in its sole discretion, as provided in the Plan. In that connection, you have requested our opinion as to whether the Common Stock to be issued will, when issued, be legally issued, fully paid and non-assessable.

           In rendering the opinion set forth below, we have reviewed the following documents:

          (i) the Restated Articles of Incorporation of the Company, as amended and restated to date;

                              BRYAN CAVE LLP

TCSI Corporation
July 18, 1996
Page 2



         (ii) statements and representations of the Company in the above-referenced Registration Statement to be filed with the Securities and Exchange Commission;

       (iii)   the Plan as amended to date; and

        (iv) certain resolutions adopted by the Board of Directors of the Company and the shareholders of the Company authorizing, among other things, the adoption of the Plan and subsequent amendment thereof and the grant of the options to purchase the common stock to certain employees of the Company as set forth in such Plan.

          Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that the Common Stock, when issued by the Company in the manner described in the above-referenced Registration Statement, will constitute the legally issued, fully paid and non-assessable securities of the Company, provided that the above referenced Registration Statement becomes effective.

           We consent to the use of this opinion as an exhibit to said Registration Statement.

                              Very truly yours,

                              BRYAN CAVE LLP

                               Exhibit 23.2



                     CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the TCSI Corporation 1991 Stock Incentive Plan and in the related prospectus, of our report dated January 22, 1996 with respect to the consolidated financial statements and schedule of TCSI Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP


San Francisco, California
July 17, 1996